Exhibit 99.3

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Act of 1934 (the "Exchange Act") and section 1350 of Chapter 63 of Title 18 of the United States Code.

Ann Murtlow, President and Chief Executive Officer and Hamsa Shadaksharappa, Senior Vice President - Financial Services, Chief Financial Officer and Secretary of IPALCO Enterprises, Inc. (IPALCO), each certifies that, to the best of his or her knowledge:

  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IPALCO.

/s/ Ann Murtlow	/s/ Hamsa Shadaksharappa
Ann Murtlow	Hamsa Shadaksharappa
President and Chief Executive Officer	Senior Vice President-Financial Services, Chief Financial Officer and Secretary
July 29, 2003	July 29, 2003